UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2026

Central Index Key Number of the issuing entity: 0001792414

BANK 2019-BNK23

(Exact name of Issuing Entity)

Central Index Key Number of the depositor: 0001547361

Morgan Stanley Capital I Inc.

(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of the sponsor: 0000740906

Wells Fargo Bank, National Association

Central Index Key Number of the sponsor: 0001102113

Bank of America, National Association

Central Index Key Number of the sponsor: 0001541557

Morgan Stanley Mortgage Capital Holdings LLC

(Exact Names of the Sponsors as Specified in their Charters)

Delaware	333-227446-08	38-4129052 38-4129053 38-7235629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 Broadway, New York, New York	10036
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 8 – Other Events

Item 8.01 – Other Events.

Effective as of September 21, 2026, Argentic Services Company LP (“ASC”), will act as special servicer for the ILPT Industrial Portfolio mortgage loan and each related pari passu and/or subordinate promissory note (collectively, the “Applicable Non-Serviced Loan Combination”), which is serviced under the pooling and servicing agreement for the MSC 2019-L3 securitization (the “Applicable PSA”), replacing Situs Holdings, LLC as special servicer for such non-serviced loan combination. ASC was appointed at the direction of Blue Owl Real Estate Debt Advisors LLC, the applicable directing certificateholder under the Applicable PSA. As special servicer for the Applicable Non-Serviced Loan Combination, ASC will be responsible for the servicing and administration of such Applicable Non-Serviced Loan Combination if it becomes specially serviced (and the servicing and administration of any related REO property) and processing and performing certain reviews of material actions with respect to such Applicable Non-Serviced Loan Combination when it is not specially serviced. Servicing of the Applicable Non-Serviced Loan Combination will continue to be governed by the Applicable PSA.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY CAPITAL I INC.

By:	/s/ Jane Lam
Name: Jane Lam Title: President

Dated: September 21, 2026

BANK 2019-BNK23 – Form 8-K

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